UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2020 (May 29, 2020)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

maryland

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900	11553
Uniondale, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 8.25% Series A Cumulative Redeemable, par value $0.01 per share	ABR-PA	New York Stock Exchange
Preferred Stock, 7.75% Series B Cumulative Redeemable, par value $0.01 per share	ABR-PB	New York Stock Exchange
Preferred Stock, 8.50% Series C Cumulative Redeemable, par value $0.01 per share	ABR-PC	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2020 (the “Closing Date”), Arbor Realty Trust, Inc. (“Arbor”) announced the closing of a multifamily mortgage securitization (the “Securitization”) for which Arbor Private Label, LLC (the “Mortgage Loan Seller”), a consolidated affiliate of Arbor, was the loan seller and sponsor. In connection with such closing, Arbor Private Label Depositor, LLC (the “Depositor”), a wholly-owned affiliate of the Mortgage Loan Seller, caused the issuance of the Arbor Multifamily Mortgage Securities Trust 2020-MF1, Multifamily Mortgage Pass-Through Certificates, Series 2020-MF1 (the “Certificates”) pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2020, by and among the Depositor, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer (in such capacity, the “Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (in such capacity, the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator, and Wells Fargo Bank, National Association, as trustee (the “Pooling and Servicing Agreement”).

The Certificates have an aggregate initial outstanding principal balance of approximately $727,153,745. The Certificates represent, in the aggregate, the entire beneficial ownership in the Arbor Multifamily Mortgage Securities Trust 2020-MF1 (the “Issuing Entity”), a common law trust fund formed on May 29, 2020 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are 40 mortgage loans secured by first liens on 49 multifamily properties (the “Mortgage Loans”).

The Certificates were issued pursuant to the Pooling and Servicing Agreement. The information contained in Item 2.03 of this Form 8-K regarding the terms of the Pooling and Servicing Agreement and the Certificates are incorporated by reference into this Item 1.01.

The Certificates have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Depositor from the Mortgage Loan Seller on the Closing Date, and will in turn be used to repay borrowings under Arbor’s current credit facilities, pay transaction expenses and fund future loans and investments.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Certificates were issued pursuant to the Pooling and Servicing Agreement. The Certificates consist of classes (each, a “Class”) designated as the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class R Certificates.

The Certificates represent, in the aggregate, the entire beneficial ownership interest in the Issuing Entity. The primary assets of the Issuing Entity are the Mortgage Loans, which have an aggregate outstanding principal balance as of the cut-off date for the Securitization of approximately $727,153,745. The assets of the Issuing Entity are the sole source of distributions on the Certificates. The Certificates do not represent obligations of Arbor, the Depositor, the Mortgage Loan Seller or any other affiliate of Arbor.

The Mortgage Loans acquired on the Closing Date were purchased by the Depositor from the Mortgage Loan Seller. Each of the Mortgage Loan Seller and the Depositor is a consolidated affiliate of Arbor. The Mortgage Loan Seller made certain representations and warranties to the Depositor with respect to the Mortgage Loans. If any such representations or warranties are materially inaccurate, or if any document required to be a part of the mortgage file is missing or defective in a material way, the Depositor or another party to the Pooling and Servicing Agreement may compel the Mortgage Loan Seller to repurchase the affected Mortgage Loans from it for an amount not exceeding par plus accrued interest and certain additional charges, if then applicable. As Arbor intends that its only remaining interest in the Mortgage Loans will consist of the rights and obligations of the Primary Servicer, the ownership of the Class F-RR Certificates by the Retaining Party (as defined below), and certain non-binding consultation rights of the Risk Retention Consultation Party (as defined below), each as described below, Arbor intends to account for the Securitization as a sale of the Mortgage Loans.

Arbor Multifamily Lending, LLC, a wholly owned subsidiary of Arbor (the “Primary Servicer”) will act as a subservicer of the Mortgage Loans for the Master Servicer pursuant to a primary servicing agreement between the Primary Servicer and the Master Servicer. The Primary Servicer will be entitled to a primary servicing fee and a portion of certain other fees payable, or permitted to be collected from borrowers under the Mortgage Loans, pursuant to the Pooling and Servicing Agreement.

In general, distributions of principal and interest and distributions in reimbursement of realized losses on the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-D Certificates (except that the Class X-A and Class X-D Certificates are only entitled to distributions of interest) will be senior to all distributions of principal and interest and distributions in reimbursement of realized losses on the Class A-S, B, C, D, E and F-RR Certificates; distributions of principal and interest and distributions in reimbursement of realized losses on the Class A-S Certificates will be senior to all distributions of principal and interest and distributions in reimbursement of realized losses on the Class B, C, D, E and F-RR Certificates; distributions of principal and interest and distributions in reimbursement of realized losses on the Class B Certificates will be senior to all distributions of principal and interest and distributions in reimbursement of realized losses on the Class C, D, E and F-RR Certificates; distributions of principal and interest and distributions in reimbursement of realized losses on the Class C Certificates will be senior to all distributions of principal and interest and distributions in reimbursement of realized losses on the Class D, E and F-RR Certificates; distributions of principal and interest and distributions in reimbursement of realized losses on the Class D Certificates will be senior to all distributions of principal and interest and distributions in reimbursement of realized losses on the Class E and F-RR Certificates; distributions of principal and interest and distributions in reimbursement of realized losses on the Class E Certificates will be senior to all distributions of principal and interest and distributions in reimbursement of realized losses on the Class F-RR Certificates. The Class R Certificates represent the “residual interest” under real estate mortgage investment conduit tax regulations and are generally entitled to any amounts remaining on any distribution date after distributions to the other Classes of Certificates. No distributions are expected to be made on the Class R Certificates.

As among the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-D Certificates, such Classes will, first, be entitled to distributions of interest pro rata (based on their respective interest entitlements), second, (a) prior to a defined cross-over date, to the Class A-SB Certificates to reduce the Class A-SB Certificates to a scheduled principal balance, then, sequentially to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, in that order, in each case until the principal balance of such Class is reduced to zero and (b) after such cross-over date, to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, pro rata (based on their respective principal balances), until the principal balance of each such Class is reduced to zero and, third, to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, pro rata (based on the amount of realized losses allocated to such class), in reimbursement of realized losses previously allocated to such Class and interest thereon.

In general, realized losses on the Mortgage Loans will be applied to reduce the outstanding principal balances of the Classes of Certificates as follows: first, to the Class F-RR Certificates, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates and sixth, to the Class A-S Certificates, in that order, in each case until the principal balance of such Class has been reduced to zero. Thereafter, any realized losses will be allocated pro rata (based on their respective principal balances) to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates until the principal balance of each such Class has been reduced to zero.

The Issuing Entity may be terminated at the option of the Special Servicer, the Master Servicer or the holder of the Class R Certificates (in that order) at such time as the aggregate principal balance of the Mortgage Loans is less than 1% of the aggregate principal balance of the Mortgage Loans on the cut-off date.

The Mortgage Loan Seller, in its capacity as the “retaining sponsor” for purposes of Regulation RR under the Securities Exchange Act of 1934, as amended (the Mortgage Loan Seller in such capacity, the “Retaining Sponsor”), has agreed to comply with the risk retention requirements of Regulation RR with respect to the Securitization by causing Arbor Realty SR, Inc. (the “Retaining Party”), to retain the Class F-RR Certificates with an initial principal balance of $63,626,745. The Class F-RR Certificates represented not less than 5% of the fair value of the Certificates (excluding the Class R Certificates) as of the Closing Date. However, if Regulation RR is modified or repealed, the Retaining Sponsor may choose to comply (or to cause the Retaining Party or another “majority owned affiliate” (as defined in Regulation RR) of the Retaining Sponsor to comply) with Regulation RR as then in effect. The Retaining Party is a wholly-owned subsidiary of Arbor and a “majority-owned affiliate” of the Retaining Sponsor. The Retaining Party has appointed the Retaining Sponsor as the initial risk retention consultation party under the Pooling and Servicing Agreement (in such capacity, the “Risk Retention Consultation Party”). The Risk Retention Consultation Party has certain non-binding consultation rights with respect to servicing “major decisions” (as defined in the Pooling and Servicing Agreement) that may arise with respect to a Mortgage Loan.

Item 7.01	Regulation FD Disclosure.

On May 29, 2020, the Company issued a press release announcing the closing of the multifamily real estate mortgage securitization disclosed in Items 1.01 and 2.03 of this Form 8-K, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Exhibit
99.1	Press release, dated May 29, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

EXHIBIT INDEX

Exhibit Number

99.1	Press release, dated May 29, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Date: June 1, 2020